UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of Earliest Event Reported):  August 31, 2006

Cornerstone Ministries Investments, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32165	58-2232313
(State of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040
(Address of Principal Executive Offices, including Zip Code)

(678) 455-1100
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1624061_1.DOC

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2006 Cornerstone Ministries Investments, Inc. (the “Company”) established a $40 million revolving credit facility with Bernard National Senior Funding, Ltd.  As a part of the transaction, the Company formed a new wholly-owned subsidiary, CMI Asset Pool I LLC, and contributed 19 first mortgage loans from the Company’s portfolio to the new entity.  These loans were in turn pledged to Bernard as security for the credit facility.  The credit facility carries an interest rate equal to the greater of 8.5% or LIBOR plus 3.5%.  Monthly payments of interest are required with the maturity of the credit facility set for August 31, 2009.  The Company made an initial draw of $16 million under the facility.  A portion of the proceeds of this draw were used to pay the closing costs and fees of the transaction and to pay off prior mortgages on one of the loans that was pledged as security.  The net proceeds will be used by the Company to fund loan commitments and for working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2006

CORNERSTONE MINISTRIES

INVESTMENTS, INC.

/s/ John T. Ottinger, Jr.

By:

John T. Ottinger, Jr.

Vice President, Chief Operating

Officer, Chief Financial Officer